UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2020
Date of report (Date of earliest event reported)

SUPPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1521 Concord Pike (US 202), Suite 301 Wilmington, DE	19803
(Address of Principal Executive Offices)	(Zip Code)

(650) 556-9440
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 1.02. Termination of a Material Definitive Agreement.

Support.com, Inc. (the “Company”) is a party to that certain Amended and Restated Master Services Agreement Call Handling Services entered into as of December 22, 2019 (the “Master Agreement”) with Comcast Cable Communications Management, LLC (“Comcast”). Under the general terms of the Master Agreement, the Company and Comcast also enter into individual agreements, or statements of work, that provide additional terms applicable to individual client programs. The Company and Comcast entered into Statement of Work #3 dated October 1, 2013, as amended (the “Statement of Work #3”) pursuant to which the Company provided Comcast Xfinity Home Remote Support services to Comcast customers.

On December 16, 2020, the Company received notice from Comcast notifying the Company of Comcast’s intent to terminate Statement of Work #3, effective on April 21, 2021. For the three months ended September 30, 2020 and the twelve months ended December 31, 2019, Comcast accounted for 40% and 63% of the Company’s total revenue, respectively. The revenue derived from the services provided under the Statement of Work #3 was 10.4% and 9.9% of the Company’s total revenue for the three months ended September 30, 2020 and the twelve months ended December 31, 2019, respectively.

The Master Agreement between the Company and Comcast and all other statements of work remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2020

SUPPORT.COM, INC.

By:	/s/ Lance Rosenzweig
Name:	Lance Rosenzweig
Title:	President and Chief Executive Officer